UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2014 (September 30, 2014)

VBI VACCINES INC.

(Exact name of registrant as specified in charter)

Delaware	000-18188	93-0589534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 3rd Street, Suite 2241

Cambridge, Massachusetts 02142

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (617) 830-3031

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 25, 2014, VBI Vaccines Inc. (the “Registrant”) and Variation Biotechnologies (U.S.) Inc., a Delaware corporation and the Registrant’s wholly-owned subsidiary (“VBI”), entered into a Credit Agreement and Guaranty (the “Credit Agreement”) with PCOF 1, LLC (the “Lender”). The Registrant and Variation Biotechnologies Inc., a Canadian corporation and VBI’s wholly-owned subsidiary (“VBI Sub”), agreed to act as guarantors of VBI’s obligations under the Credit Agreement. The Credit Agreement was attached as an exhibit to and described further in the Form 8-K filed by the Registrant on July 28, 2014.

On September 30, 2014, the Registrant, VBI, VBI Sub and Lender entered that certain First Amendment to Credit Agreement (“Amendment No. 1”). Amendment No. 1 extends the deadline of the milestone requirement for VBI to enter into a licensing agreement with a global pharmaceuticals company with respect to the Thermostable LPV technology, on terms satisfactory to the Lender, from September 30, 2014 to December 31, 2014. The Credit Agreement otherwise remains in full force and effect without modification.

The foregoing description of Amendment No. 1 does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 1, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of September 30, 2014*

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI VACCINES, INC.

Date: October 6, 2014	By:	/s/ Jeff Baxter
Jeff Baxter Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Credit Agreement, dated as of September 30, 2014*

*Filed herewith